UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 18, 2012, Libbey Inc. (the “Company”) issued a press release announcing its new strategy to strengthen and grow its business. A copy of the Company's press release is furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

This information is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

This 8-K includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements only reflect the Company's best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “believes,” “will,” “estimates,” anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business and the capital markets. This information is qualifies in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 14, 2012.

Item 9.01 Financial Statements and Exhibits

d) Exhibit 99.1  Press release dated July 18, 2012 announcing the Company's new strategy to strengthen and grow its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: July 19, 2012	By:	/s/ Stephanie A. Streeter
Stephanie A. Streeter
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 18, 2012 announcing the Company's new strategy to strengthen and grow its business.